UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. 1)

     Filed by the Registrant                                      [X]

     Filed by a Party other than the Registrant         [   ]

     Check the appropriate box:
     [   ]  Preliminary Proxy Statement
     [   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     [X]  Definitive Proxy Statement
     [   ]  Definitive Additional Materials
     [   ]  Soliciting Material Under Rule 14a-12
SOLITARIO RESOURCES CORPORATION (Name of Registrant as Specified in Its Charter) (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

[X] [ ]	Payment of Filing Fee (Check the appropriate box): No fee required. Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1) (2) (3) (4) (5)

Title of each class of securities to which transaction applies:

Aggregate number of securities to which transaction applies:

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
Proposed maximum aggregate value of transaction:

Total fee paid:

[ ] [ ]

Fee paid previously with preliminary materials:

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)   Amount previously paid:
     (2)   Form, Schedule or Registration Statement No.
     (3)   Filing Party:
     (4)   Date Filed:

SOLITARIO RESOURCES CORPORATION

Notice of Annual Meeting of Shareholders

To the Shareholders:

          The Annual Meeting of the Shareholders of Solitario Resources Corporation (the "Company") will be held at 4251 Kipling Street, Suite 390, Wheat Ridge, CO 80033, on Monday, June 28, 2004, at 10:00 a.m., Mountain Daylight Time, for the following purposes:

1.	To elect five directors to serve until the next annual meeting of Shareholders or until their successors are elected and qualified.
2.	To ratify the appointment of Deloitte & Touche, LLP as Solitario's independent auditors for fiscal year 2004.
3.	To transact such other business as may properly come before the meeting and all adjournments thereof.

          The Board of Directors has fixed the close of business on May 10, 2004 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. The approximate date of the mailing of this Proxy Statement and the enclosed form of proxy is May 13, 2004. A complete list of stockholders will be available for examination at the Annual Meeting and at our offices at 4251 Kipling Street, Suite 390, Wheat Ridge, CO 80033, for a period of ten days prior to the Annual Meeting.

          Your attention is directed to the accompanying Proxy Statement. To constitute a quorum for the conduct of business at the Annual Meeting, it is necessary that holders of a majority of all outstanding shares entitled to vote at the meeting be present in person or be represented by proxy. To assure representation at the Annual Meeting, you are urged to date and sign the enclosed proxy and return it promptly in the enclosed envelope.

                                                                                                                           By Order of the Board of Directors

                                                                                                                           James R. Maronick

                                                                                                                           Secretary

April 22, 2004

Wheat Ridge, Colorado

PROXY STATEMENT

Annual Meeting of Shareholders

          This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Solitario Resources Corporation, a Colorado corporation ("Solitario" or the "Company"), of proxies in the accompanying form for use at the Annual Meeting of Shareholders to be held on Monday, June 28, 2004, and any adjournment or postponement of such meeting. The Annual Meeting will be held at 10:00 a.m., Mountain Daylight Time, at 4251 Kipling Street, Suite 390, Wheat Ridge, CO 80033.

          The 2003 Annual Report (which is not a part of the Company's proxy soliciting materials) is being mailed to the Company's shareholders with this Proxy Statement. Upon written request from any person solicited herein, addressed to the Corporate Secretary of Solitario at its principal offices at 4251 Kipling St. Suite 390, Wheat Ridge, Colorado 80033, Solitario will provide, at no cost, a copy of the Annual Report on Form 10-K/A filed with the Securities and Exchange Commission (the "SEC") for the fiscal year ended December 31, 2003 (the "2003 10-K/A"), without exhibits. A copy of any or all of the exhibits to the 2003 10-K/A will be furnished for a fee which will not exceed the Company's reasonable expenses in furnishing the exhibits.

          Proxies are solicited so that each shareholder may have an opportunity to vote. These proxies will enable shareholders to vote on all matters that are scheduled to come before the meeting. When proxies are returned properly executed, the shares represented thereby will be voted in accordance with the shareholders' directions. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card; if no choice has been specified, the shares will be voted as recommended by the Board of Directors of Solitario (the "Board"). Means have been provided whereby a shareholder may withhold his vote for any Director. The proxy cards also confer discretionary authority to vote the shares authorized to be voted thereby on any matter that was not known on the date of the Proxy Statement but may properly be presented for action at the meeting.

          You are asked to sign, date, and return the accompanying proxy card regardless of whether or not you plan to attend the meeting. Any shareholder returning a proxy has the power to revoke it at any time before shares represented by the proxy are voted at the meeting. Any shares represented by an unrevoked proxy will be voted unless the shareholder attends the meeting and votes in person. A shareholder's right to revoke his or her proxy is not limited by or subject to compliance with a specified formal procedure, but written notice should be given to the Corporate Secretary of Solitario at or before the meeting.

          The expense of printing and mailing proxy material will be borne by Solitario. In addition to the solicitation of proxies by mail, solicitation may be made by certain Directors, officers, and other employees of Solitario in person or by telephone or other means of electronic communication. No additional compensation will be paid for such solicitation.

          Arrangements will also be made with brokerage firms and other custodians, nominees, and fiduciaries to forward proxy solicitation material to certain beneficial owners of Solitario's Common Stock and Solitario will reimburse such brokerage firms, custodians, nominees , fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

Shares Outstanding

          The holders of Solitario's $.01 par value Common Stock (the "Common Stock"), at the close of business on May 10, 2004, the record date, are entitled to vote at the Annual Meeting. On, March 31, 2004, there were 25,632,134 shares of Common Stock outstanding. Each share of Common Stock entitles its holder to one vote. The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the meeting. If a quorum is present at the meeting the five nominees for election as Directors who receive the greatest number of votes cast for election of directors at the meeting by the shares present in person or represented by proxy at the meeting and entitled to vote shall be elected Directors. Shares held by persons who abstain from voting on the election of Directors and broker non-votes will not be counted in the election. Shares held by persons abstaining will be counted in determining whether a quorum is present for the purpose of voting on the proposal but broker non-votes will not be counted for this purpose.

ELECTION OF DIRECTORS

          The Board currently consists of five Directors. The Directors elected at the Annual Meeting will serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Unless the vote is withheld by the shareholder, the proxies solicited by the Board will be voted for the re-election of all the current Directors. The five nominees who receive the most votes will be elected. If a shareholder does not vote for a nominee or indicates to "withhold" authority to vote for a nominee on the proxy card, that shareholder's vote will not count either for or against the nominee. Solitario's current Directors and nominees for election as Directors are:
Name	Age

Mark E. Jones, III, Chairman	64

Mr. Jones has been Chairman of the Board since August 1993. Mr. Jones has also been a Director of Crown since it commenced operations in February 1989. He was Chairman of the Board of Crown from February 1989 to June 2002 when he was appointed Vice-Chairman. He was President of Crown from September 1989 to November 1990. Prior to his association with Crown, Mr. Jones was a founding partner of Jones, Loyd & Webster, Inc., a Houston-based corporate finance and investment banking firm that specialized in oilfield equipment financing. Mr. Jones also serves as Chairman of Jaguar Resources, a gold exploration company based in Houston, Texas. Mr. Jones attended the University of Texas.

John Hainey	71

Mr. Hainey has been a director since 1999. He is an independent financial consultant and spent the last ten years, before his retirement, as a mining analyst in the Canadian investment industry with Dundee Securities Corporation (formerly Eagle & Partners), Yorkton Securities Inc., Loewen, Ondaatje, McCutcheon & Company and Canaccord Capital Corporation. Prior to 1988, Mr. Hainey spent over 30 years working in the mining industry, both in Canada and abroad, which covered engineering, operations, consulting and business development and included 17 years with BP Resources Canada Ltd. Mr. Hainey is a member of the Association of Professional Engineers of Ontario and Saskatchewan and of the Canadian Institute of Mining and Metallurgy. He is also a Chartered Engineer (U.K.) and a Fellow of the Institution of Mining and Metallurgy (U.K.). He holds an A.C.S.M. (Hons.) in Mining Engineering from the Camborne School of Mines in England.

Leonard Harris	76

Mr. Harris has been a director since June 1998.  Prior to his retirement from Newmont, Mr. Harris gained over 50 years experience in the mining industry including serving as General Manager of Minera Yanacocha, South America's largest gold mine, and Vice President and General Manager of Newmont Latin America. Mr. Harris has over 20 years experience in managing mining operations in Latin America that include base metal and gold deposits, underground and open pit mines, gold and base metal processing plants and smelting and refining operations.  Mr. Harris currently serves on the boards of Corriente Resources, Inc., Canarc Resources Corp., Cardero Resources Corp., Endeavour Gold Corp., Sulliden Exploration Inc., Alamos Gold, Inc. and Veneroso & Associates.  He is a 1949 graduate metallurgist of The Mount Morgan School of Mines (Australia)

Christopher E. Herald	50

Mr. Herald has been a Director since August 1992. He has also served as Chief Executive Officer since June 1999 and President since August 1993. Mr. Herald has also served as a Director of Crown since April 1989, as Chief Executive Officer of Crown since June of 1999, President of Crown since November 1990 and was Executive Vice President of Crown from January 1990 to November 1990. Prior to joining Crown, Mr. Herald was a Senior Geologist with Echo Bay Mines and Anaconda Minerals. Since 1998, Mr. Herald has also served as a Director to TNR Resources, a mineral exploration company located in Vancouver, British Columbia. In January 2004, Mr. Herald was appointed to the Board of Griffon Gold Corporation, a private gold mining company. Mr. Herald received a M.S. in Geology from the Colorado School of Mines and a B.S. in Geology from the University of Notre Dame.

Daniel Leonard	67

Mr. Leonard has been a director since June 1999. Prior to his retirement in 1999, Mr. Leonard served as Senior Vice President of INVESCO, an international financial services firm, for 24 years where he managed funds including INVESCO's Strategic Growth Portfolio. Before joining INVESCO, Mr. Leonard was associated with Hanover Bank, Central Carolina Bank and Heritage Research Corporation. Mr. Leonard has a B.A. degree from Washington & Lee University and attended the New York University Graduate School of Business.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED ABOVE.

          It is intended that votes will be cast pursuant to the enclosed proxy for the election of Directors from the foregoing nominees. If any nominee shall not be a candidate for election as a Director at the meeting, it is intended that votes will be cast pursuant to the enclosed proxy for such substitute nominees as may be nominated by the existing Directors. No circumstances are presently known which would render any nominee named herein unavailable.

Meetings of Board of Directors

          During the fiscal year ended December 31, 2003, there were four meetings of the Board. Each of the incumbent Directors attended all the meetings of the Board held while they served as a Director and all meetings held by committees of the Board on which they served. All of the references to meetings exclude actions taken by written consent Board members are not required to attend annual meetings. Mr. Herald attended the annual meeting held on June 18, 2003.

Nominating Committee

          We do not have a formal nominating committee or other committee performing similar functions. We operate in a specific segment of mining, exploration and geology, in which our current directors have extensive experience. The board of directors has determined that with the experience of the current directors and our limited resources, it is not in the Company's best interest to expend the resources or time and energy of the board of directors to form a formal nominating committee. If a qualified candidate for director comes to the attention of the board of directors, the entire board will consider such candidate for nomination and such candidate will be nominated for election as a director if such candidate is supported by a majority of the board of directors.

          Pursuant to Article II Section 11 of our Bylaws, candidates for election as directors at any meeting of shareholders may be made (a) by, or at the direction of, a majority of the board of directors or (b) by any shareholder entitled to vote at such a meeting. In order to qualify for consideration at a shareholder meeting, shareholder nominations must be in writing addressed to the Secretary of Solitario Resources Corporation not less than 60 days nor more than 90 days prior to the date of a scheduled shareholders' meeting; provided, however, that if less than 70 days notice or prior public disclosure of the scheduled date of such a meeting is given or made, notice of a shareholder nomination must be delivered or received not later than the close of business on the 10th day following the earlier of the day on which such notice of the date of the scheduled meeting was mailed or the day on which such public disclosure was made.

          Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director and as to the shareholder giving the notice (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the Company which are beneficially owned by such person of the date of such shareholder notice and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Company's books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominees and (ii) the class and number of shares of stock of the Company which are beneficially owned by such shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice.

          The board of directors may reject any shareholder nomination not timely made in accordance with the requirements of Article II Section 11 of Solitario's Bylaws. Furthermore, if the board of directors determines that the information provided in a shareholder's notice does not satisfy the informational requirements of Article II Section 11 of the Bylaws in any material respect, the Secretary will promptly notify such shareholder of the deficiency in the notice. The shareholder will then have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed 5 days from the date such deficiency notice is given to the shareholder, as the board of directors shall reasonably determine. If the deficiency is not cured within such time period, or if the board of directors reasonably determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the requirements of Article II Section 11 of the Company's Bylaws in any material respect, then the board of directors may reject such shareholder's nomination. The Secretary of the Company shall notify a shareholder in writing whether his or her nomination has been made in accordance with the time and information requirements of the Company's Bylaws. Notwithstanding the procedure set forth above, if the board of directors does not make a determination as to the validity of any shareholder nominations, the presiding officer of the meeting of the shareholders shall determine and declare at the meeting whether a nomination was made in accordance with the terms of the Company's Bylaws and shall accept or reject the nomination accordingly.

Audit Committee

          The Audit Committee consists of Mr. Leonard, Mr. Harris and Mr. Hainey, each of whom is independent in accordance with the definition of the NYSE listing standards. The Board of Directors has determined that Mr. Leonard is an audit committee financial expert as defined by the SEC. The Audit Committee acts under a written charter adopted and approved by the Board of Directors. The Audit Committee reviews Solitario's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting processes, including the system of internal controls. The audit committee met three times during the year ended December 31, 2003.

Audit Committee Report

          In performing its duties the Audit Committee reviewed and discussed the audited financial statements contained in the 2003 Annual Report on Form 10-K/A with management and Crown's independent auditor, Deloitte & Touche LLP. The Audit Committee met with Deloitte & Touche LLP, and discussed all issues deemed to be significant by Deloitte & Touche LLP, including any matters required by Rule 2-07 of Regulation S-X, "Communication with Audit Committees" and Statement of Auditing Standard No. 61, as amended, ("Communications with Audit Committees") and without management present, discussed and reviewed the results of the independent auditor's examination of the financial statements. In addition, in accordance with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" as amended or supplemented, the Audit Committee discussed with Deloitte & Touche LLP its independence from Solitario and its management, and has received the written disclosures and letter from Deloitte & Touche LLP that stated it is independent of Solitario within the meaning of US securities laws.

          In reliance on the reviews and discussions outlined above, the Audit Committee has recommended to the Board that Solitario include the audited financial statements in its Annual Report under Form 10-K/A for the year ended December 31, 2003 for filing with the SEC.

               AUDIT COMMITTEE
               Daniel Leonard, Chairman
               Leonard Harris
               John Hainey

Compliance with Section 16(a) of the Securities Exchange Act of 1934

          Section 16(a) of the Securities Exchange Act of 1934 requires Solitario's Directors and executive officers, and persons who own more than ten percent of a registered class of Solitario's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Solitario. Officers, Directors, greater than ten percent shareholders are required by SEC regulation to furnish Solitario with copies of all Section 16(a) forms they file. To Solitario's knowledge, based solely on review of the copies of such reports furnished to Solitario and written representations that no other reports were required, during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to officers, Directors, and greater than ten percent beneficial owners were complied with.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          The Board does not have a compensation committee or other committee performing similar functions. However the full board reviews the efforts of its executive management and determines the number, if any of options to be granted to executive management based upon its evaluation of executive managements performance in the context of Solitario's peer group companies, its industry and available options for grant in Solitario's 1984 Stock Option Plan.

SHARHOLDER COMMUNICATIONS

          Solitario's board of directors does not provide a process for security holders to send communications to the board of directors. In the opinion of the board, this is appropriate for Solitario, given its very small size and the current close and informal relationship between each individual board member and Solitario's shareholders, management and employees. Currently, concerns of shareholders raised with Solitario management or employees are filtered and communicated to the board of directors as determined by the appropriate manager or employee. Creating a formal system to facilitate direct shareholder communication with board members would be cumbersome, officious and unnecessary based upon historical communications between shareholders, and Solitario, the board of directors and individual board members.

MANAGEMENT AND EXECUTIVE COMPENSATION

          Solitario was incorporated as a wholly-owned subsidiary of Crown Resource Corp. of Colorado, ("CRCC") which is a wholly-owned subsidiary of Crown Resources Corporation ("Crown"). Crown, through CRCC, owns 37.6% of the outstanding shares of the Company as of March 31, 2004. Crown has approved a plan to spin off substantially all of its shares of Solitario to the shareholders of Crown (the "Spin-Off"). Crown provides management and technical services to Solitario under a management agreement (the "Management Agreement") originally signed in 1994 and modified in April 1999, in December 2000 and July 2002. The modified agreement, which has a three year term, provides for reimbursement to Crown of direct out-of-pocket costs; payment of between twenty-five percent and seventy-five percent of executive and administrative salaries and benefits, rent, insurance and investor relations costs ("Administrative Costs") and payment of certain allocated indirect costs and expenses paid by Crown on our behalf. Crown has announced that it has entered into a merger agreement with Kinross Gold Corporation and it is anticipated that the Management Agreement with Crown will terminate if the transaction, as contemplated by such merger agreement, is completed. The executive officers of Crown and Solitario historically have been the same individuals, and we have reimbursed Crown for our share of management costs through the Management Agreement discussed previously. Upon the completion of the merger between Crown and Kinross, it is expected that the Crown management team will resign their respective positions at Crown and will contract directly with Solitario on a full time basis.

Compensation

Compensation of Directors

          Other than options granted pursuant to the Solitario Resources Corporation's 1994 Stock Option Plan (the "Plan"), our Directors have not been compensated in their capacities as Directors for us during the most recently completed fiscal year.

          The following table sets forth stock options granted during the year ended December 31, 2003 to each of the Directors. Options granted to Directors are not subject to vesting provisions. The exchange rate between US and Canadian dollars is as of the grant date.

Name	Securities under options granted (#)	Exercise or base price ($/Security)	Market value of securities underlying the options on the date of grant ($/Security)	Expiration Date
Leonard Harris	60,000	$0.59/Cdn$0.81	$0.59/Cdn$0.81	14-Aug-2008

Executive Compensation

          Our current policy is that we do not directly pay cash compensation to our executive officers for their services to us. Our executive officers have been paid by Crown, whose subsidiary, CRCC is paid management fees by us pursuant to the Management Agreement between CRCC and us. Subsequent to the spin-off, and assuming the completion of the acquisition of Crown by Kinross, we anticipate that we will terminate the Management Agreement and offer our executive officers compensation packages similar to those currently in effect with Crown.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Awards Securities Underlying Options Granted (#)	Awards Restricted Shares or Restricted Share Units ($)	All LTIP Payouts ($)	All Other Compensation ($)
Christopher E. Herald, CEO	2003	NONE	NONE	NONE	NONE	NONE	NONE	NONE
	2002	NONE	NONE	NONE	185,000	NONE	NONE	NONE
	2001	NONE	NONE	NONE	160,000	NONE	NONE	NONE

Option Grants during the Most Recently Completed Fiscal Year

          The following table sets forth stock options granted during the most recently completed fiscal year to our Chief Executive Officer.

Name	Securities underlying options granted (#)	% of total options granted to employees in fiscal year	Exercise or base price ($/security)	Expiration date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
					5%	10%
Christopher E. Herald, CEO	NONE	0%	N/A	N/a	N/A	N/A

Aggregated Option Exercises during the Most Recently Completed Fiscal and Fiscal Year-End Option Values

          The following table sets forth details of all exercises of stock options during the year ended December 31, 2003 by our Chief Executive Officer and the financial year-end value of unexercised options on an aggregated basis.
Name	Securities Acquired on exercise (#)	Value realized ($)	Number of Securities Underlying Unexercised options at fiscal year-end (#) Exercisable / Unexercisable	Value of unexercised in-the-money options at fiscal year-end(1) (Cdn$) Exercisable // Unexercisable
Christopher E. Herald	N/A	N/A	558,000 // 0	Cdn$451,000 / 0

(1) Value based on market price of Cdn$1.77 per share of Solitario Common Stock at December 31, 2003, less the exercise price.

Management Contracts

          We have no management contracts with any members of our executive management.

Indemnification of Directors

          Our Articles of Incorporation authorize our Board of Directors to the fullest extent permitted by Colorado law as now or hereafter in effect, to indemnify any Director of Solitario. The Board of Directors shall be entitled to determine the terms of such indemnification, including advance of expenses, and to give effect thereto through the adoption of Bylaws, approval of agreements, or by any other manner approved by the Board of Directors. Any amendment to or repeal of the authorization of indemnification contained in our Articles of Incorporation shall not adversely affect any right of a Director of Solitario thereunder with respect to any right to indemnification that arises prior to such amendment

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

          To our knowledge, no person beneficially owns, directly or indirectly, or exercises control or direction over, voting securities carrying more than five percent of our issued and outstanding common stock with the exception of CRCC and Sprott Securities, which directly own 9,633,585 and 3,871,000 shares respectively, representing 38.7 percent and 15.5 percent, respectively of our issued and outstanding common stock. Effective with the spin-off of the shares held by CRCC, which we expect will take place prior to the Annual Meeting. These shares will be distributed proportionally to Crown's shareholders, other than an insignificant number of shares held by CRCC in lieu of issuing fractional shares.

          The following table sets forth, as of March 31, 2004, the beneficial ownership of our outstanding common stock by each of shareholders owning more than five percent, our Directors, each named executive officer and all of our executive officers as a group. Unless otherwise indicated, the persons listed in the table below have sole voting and investment powers with respect to the shares indicated.

	Prior to Spin-off		Subsequent to Spin-off
Name of Beneficial Owner	Amount and Nature of beneficial Ownership	Percent of Class	Amount and Nature of beneficial Ownership(15)	Percent of Class (15)
John Hainey, Director	220,000(4)	*	220,000(4)	*
Leonard Harris, Director	256,000(3)	1.0%	256,000(3)	1.0%
Christopher E. Herald, CEO and Director	558,000(1)	2.1%	747,013(8)	3.0%
Daniel Leonard, Director	210,000(4)	*	210,000(4)	*
Mark E. Jones, III, Director	548,000(2)	2.1%	585,280(10)	2.4%
James R. Maronick, CFO	414,000(5)	1.6%	527,369(9)	2.1%
Walter H. Hunt, VP Operations	428,000(6)	1.6%	534,514(11)	2.2%
All directors and executive officers as a group	2,634,000(7)	9.5%	3,080,177(12)	11.7%
Crown Resources Corporation 4251 Kipling St., Suite 390 Wheat Ridge, CO 80033	9,633,585	37.6%	-	*
Sprott Securities, Inc Suite 3450 South Tower Royal Bank Plaza Toronto, ON M5J 2J2	3,871,000	15.1%	3,871,000	15.9%
Zoloto Investors, LP 14701 St. Mary's Lane, suite 800 Houston, TX 77079	-	*	2,173,656(13)	8.9%
Steven A. Webster 14701 St. Mary's Lane, Suite 800 Houston, TX 77079	-	*	2,253,893(14)	9.3%

*        Indicates holdings of less than 1%.
(1) (2) (3) (4) (5) (6) (7) (8) (9) (10) (11) (12) (13) (14) (15)

Includes 413,000 shares that he has the right to acquire under options granted pursuant to the Plan
Includes 413,000 shares that he has the right to acquire under options granted pursuant to the Plan.
Includes 226,000 shares that he has the right to acquire under options granted pursuant to the Plan
Includes 210,000 shares that he has the right to acquire under options granted pursuant to the Plan
Includes 344,000 shares that he has the right to acquire under options granted pursuant to the Plan
Includes 348,000 shares that he has the right to acquire under options granted pursuant to the Plan
Includes the right to acquire 2,164,000 shares under options granted pursuant to the Plan
Includes (1) above and 181,074 of our shares from 850,000 Crown shares that he has the right to acquire under options granted pursuant to Crown's 2002 option plan and 7,939 of our shares from 37,268 Crown shares he owns
Includes (5) above and 113,905 of our shares from 530,000 Crown shares that he has the right to acquire under options granted pursuant to Crown's 2002 option Plan and 464 of our shares from 2,177 shares of Crown he owns.
Includes (2) above and 18,640 of our shares from 87,500 Crown shares that he has the right to acquire under options granted pursuant to Crown's 2002 option Plan and 18,640 of our shares from 87,500 shares of Crown he owns.
Includes (6) above and 106,514 of our shares from 500,000 Crown shares that he has the right to acquire under options granted pursuant to Crown's 2002 option Plan.
Includes (7) above and 419,133 of our shares from 1,967,500 Crown shares granted pursuant to Crown's 2002 option plan and 27,043 of our  shares from 126,945 Crown shares owned.
Includes 2,173,656 of our shares from (i)768,375 Crown shares owned and from (ii) assumed conversion of Crown debt into 5,714,286 Crown shares and (iii) the assumed exercise of 5,714,286 Crown warrants on a cashless basis at the market price of Crown common stock on March 31, 2004, of $2.26 per share for 3,817,952 Crown shares.
Includes 47,931 of our shares from 225,000 Crown shares that he has the right to acquire under options granted pursuant to Crown's 2002 option plan and 32,305 of our shares from 151,647 shares of Crown he owns and 2,173,656 shares beneficially owned by Zoloto, of which Mr. Webster is the sole member of the general partner
Assumes the conversion of all Crown convertible debt, the exercise of all Crown warrants on a cashless basis at the market price of Crown common stock on March 31, 2004, of $2.26 per share, and the retirement of our shares received by us in the spin-off.

Changes in Control

          Crown (through its wholly-owned subsidiary, CRCC) will no longer own 37.6% of our outstanding common stock after completion of the spin-off, which is anticipated to be completed before the Annual Meeting. If the Kinross merger is completed as planned, Steven Webster, primarily through his deemed ownership of our shares held by Zoloto, will own 9.2% of our outstanding shares. We do not anticipate any other holders, including Sprott Securities Inc., will exercise any significant control over us after the spin-off and completion of the Kinross merger.

EQUITY COMPENSATION PLAN INFORMATION
Plan Category	Number of securities to be issued upon exercise of outstanding options warrants and rights	Weighted-average exercise price of outstanding options warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,488,500	$0.73/Cdn$0.95(1)	250
Equity compensation plans not approved by security holders	-	-	-
Total all plans	3,488,500	$0.73/Cdn$0.95(1)	250

(1) Based upon the U.S. - Canadian dollar exchange rate on December 31, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Crown Resources Corporation

          As of March 31, 2004, Crown owns 9,633,585 shares of our common stock or 37.6% of our outstanding shares.

Management and technical services agreement

          Crown provides management and technical services to us under a management and technical services agreement originally signed in April 1994 and modified in April 1999, December 2000 and July 2002. Under the modified agreement we reimburse Crown for direct out-of-pocket expenses; pay management fees of 25% of Crown's corporate administrative costs for executive and technical salaries benefits and expenses, 50% of Crown's corporate administrative costs for financial management and reporting salaries, benefits and expenses and 75% of Crown's corporate administrative costs for investor relations salaries, benefits and expenses. These allocations are based upon estimated time and expenses spent by Crown management and employees on Crown activities and our activities. Management believes these allocations are reasonable and the allocations are periodically reviewed by management and approved by our independent Board members and by Crown's independent Board members. Management service fees are billed monthly, due on receipt and are generally paid within thirty days. Management service fees paid to Crown were $351,000, for 2003, $499,000 for 2002 and $590,000 for 2001. We anticipate the management and technical services agreement will be terminated if Crown's pending Merger with Kinross is completed.

Subordinated B Notes

          On February 21, 2003, we invested $400,000 in Crown's Subordinated B Notes on the same terms and conditions as all other investors. On November 5, 2003 our Subordinated B Notes were automatically converted into 533,333 shares of Crown common stock.

Interest paid on Senior and Subordinated B Notes

          During 2003, we owned $1,000,000 of Crown Senior Notes. During 2003, Crown paid us $25,000 in cash and 228,677 share of Crown common stock as interest on the Crown Senior Notes we owned. In addition Crown paid us $10,000 in cash and 21,041 shares of Crown common stock as interest on the Crown Subordinated B Note we owned.

Stockholder and Voting Agreement

          As of March 31, 2004 we own 965,491 shares of Crown. The directors and executive officers of Crown and their affiliates, including Solitario, owned 2,012,458 shares of Crown common stock, which represented approximately 9% of the outstanding shares of Crown common stock. We have entered into a stockholder and voting agreement with Kinross, along with several Crown directors, Crown executive officers and entities affiliated with these directors and officers (collectively the "Signatories"), pursuant to which the Signatories agreed, among other things, to convert any Senior Notes held by them to common shares prior to the record date for the special meeting, to vote, or cause to be voted, all of the shares of Crown common stock owned by them, as set forth in the stockholder and voting agreement, as well as all shares of Crown common stock acquired by them, as set forth in the stockholder and voting agreement, in favor of the approval of the plan of merger, and against the acquisition of Crown by any person other than Kinross. As of March 31, 2004, 2,012,458 shares of Crown common stock were subject to the stockholder and voting agreement, representing approximately 9% of the outstanding shares of Crown common stock entitled to vote at the Crown special meeting. Additionally, the Signatories agreed to convert $3,000,000 of Senior Notes into 8,771,429 shares and hold options to acquire 1,917,500 shares, which could be exercised prior to the record date for the shareholders' meeting, for a total of 12,701,387 shares, which would represent 36.5% of the then outstanding shares.

          We entered into a Voting Agreement dated as of April 15, 2002 among Zoloto Investors, LP ("Zoloto") and Crown. Zoloto and we are both shareholders of Crown (the "Signing Shareholders"). Pursuant to the Voting Agreement, Zoloto and we agreed that we will each vote our owned shares during the term of the Voting Agreement for the election of three designees of Zoloto and one designee of Solitario (the "Designee Directors") to the Board of Directors of Crown. The Signing Shareholders agreed that any shares received by either Signing Shareholder would be subject to the Voting Agreement during its term and any successor, assignee or transferee of shares from either Signing Shareholder would be subject to the terms of the Voting Agreement during its term. The Voting Agreement terminates on the third anniversary from the date of the first annual meeting of shareholders after the date of the Voting Agreement. As of March 31, 2004, the Signing Shareholders collectively held 1,733,866 shares or approximately 7.7% of the outstanding shares of Crown. As of March 19, 2004, we owned 965,491 shares of Crown common stock, from automatic conversion of our Subordinated B Notes and received as interest on our Senior and Subordinated B Notes, we have warrants to acquire 3,057,143 shares of Crown common stock at between $0.60 and $0.75 per share and could also acquire up to 3,057,143 additional shares of Crown common stock through conversion of the Senior Notes.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG SOLITARIO RESOURCES CORPORATION,
THE NASDAQ STOCK MARKET (U.S.) INDEX, THE S & P GOLD INDEX
AND A PEER GROUP

DOLLARS
800
700
600
500
400
300
200
100
0
12/98
12/99
12/00
12/01
12/02
12/03
SOLITARIO RESOURCES CORPORATION
NASDAQ STOCK MARKET (U.S.)
S & P GOLD
PEER GROUP

* $100 invested on 12/31/98 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Peer Group consists of Bema Gold, Canyon Resources, Glamis Gold, Metallica Resources, and Royal Gold.

Copyright © 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

          The following table summarizes the aggregate fees billed to Solitario by Deloitte and Touche, LLP for the last two fiscal years ended December 31, 2003

	2003	2002
Audit Fees (1) Audit related fees (2) Tax fees All other fees Total	$85,000 - - - $85,000	$34,000 - - - $34,000

(1)     Fees billed for audit services in 2003 and 2002 consisted of:
     Audit of our annual financial statements.
     Reviews of our quarterly financial statements.
     Consent and other services related to Securities and Exchange Commission filings.
(2)     There were no other fees billed during 2003 or 2002.

          On an annual basis the Audit Committee approves the proposed audit services and the fees related thereto by our independent auditors in advance of the year of service in accordance with the pre-approval policy adopted by the Audit Committee. The Audit Committee pre-approval policy requires that the Audit Committee determine that proposed services and related fees are required and reasonable under the circumstances. The Audit Committee considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence and has determined that the provision is compatible.

APPOINTMENT OF AUDITORS

          Our shareholders are asked to ratify the selection of Deloitte & Touche, LLP, our independent auditors, to continue as our independent auditors for fiscal 2004. Representatives of Deloitte & Touche, LLP are expected to present at the Annual Meeting of Shareholders to make a statement and to respond to appropriate questions.

PROPOSALS OF SHAREHOLDERS

          Shareholder proposals intended to be included in Solitario's Proxy Statement for the 2005 Annual Meeting of Shareholders must be received by Solitario prior to January 14, 2005 in order for the proposal to be considered for inclusion in the proxy statement and form of proxy relating to the 2005 annual meeting. If the date of next year's annual meeting is changed by more than 30 days from June 28, 2005, the deadline will be a reasonable time before we print and mail our proxy materials. However, we are not required to include in our proxy statement and form of proxy for the 2005 annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time the proposal is received. In order for any stockholder proposal that is not included in such proxy statement and form of proxy to be brought before the 2005 annual meeting, such proposal must be received by the Secretary of Solitario at our principal executive offices at 4251 Kipling Street, Suite 390, Wheat Ridge, CO 80033 not less than 60 days nor more than 90 days before the annual meeting; however, if less than 70 days' notice or public disclosure of the date of the 2004 meeting is given, the written notice must be delivered to the Corporate Secretary no later than the close of business on the 10th day after notice of the meeting was mailed or notice was publicly disclosed, whichever is earlier. The notice must contain certain information as to the proposal and the shareholder, including the share ownership of the shareholder and any financial interest in the proposal. If a timely proposal is received, the Board may exercise any discretion authority granted by the proxies to be solicited on behalf of the Board in connection with the 2005 annual meeting.

          Under Solitario's Bylaws, shareholders seeking to propose business to be conducted at the 2004 Annual Meeting must give written notice to the Corporate Secretary of Solitario not less than 60 days nor more than 90 days before the annual meeting; however, if less than 70 days' notice or public disclosure of the date of the 2004 meeting is given, the written notice must be delivered to the Corporate Secretary no later than the close of business on the 10th day after notice of the meeting was mailed or notice was publicly disclosed, whichever is earlier. The notice must contain certain information as to the proposal and the shareholder, including the share ownership of the shareholder and any financial interest in the proposal. Any proposal not made in compliance with the Bylaws may be rejected by the Board. No shareholder proposals for the 2004 Annual Meeting had been received by Solitario prior to the date of this Proxy Statement.

OTHER BUSINESS

          Solitario knows of no other business to be presented at the meeting. If any other business properly comes before the meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the person named in the accompanying form of proxy.

By Order of the Board of Directors

James R. Maronick
Secretary

April 22, 2004
Wheat Ridge, Colorado

Appendix A

SOLITARIO RESOURCES CORPORATION

Charter of the Audit Committee

Purpose:

The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Solitario Resources Corporation, a Colorado corporation (the "Company") shall be to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company, to provide to the Board the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide such additional information and materials as it may deem necessary to make the Board aware of the significant financial matters which require the Board's attention.

Composition:

Except as discussed herein, the Committee shall be comprised of two or more "independent" members (as herein defined) of the Board, each of whom is able to read and understand fundamental financial statements and at least one of whom has past employment experience in finance or accounting, is a certified accountant, or has other comparable experience, including a current or past position as chief executive, financial officer or other senior officer with financial oversight responsibilities. A member of the Board is independent only if he or she has no relationship to the Company that may interfere with the exercise of his or her independent judgment. The members of the Committee and its Chairman will be appointed by and serve at the discretion of the Board.

Functions and Authority:

The operation of the Committee shall be subject to the Bylaws of the Company, as in effect from time to time. The Committee shall be obligated, and shall have the full power and authority, to carry out the following responsibilities:

1. 2. 3. 4. 5. 6. 7. 8. 9. 10. 11. 12. 13. 14.

To recommend annually to the full Board the firm of certified public accountants to be employed by the company as its independent auditors for the ensuing year.

To receive a formal written statement from the Company's independent auditors delineating all relationships between the auditors and the Company.

To annually review and approve in advance, the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefore, and all other matters the Committee deems appropriate.

To instruct the independent auditors that the independent auditors are accountable to the Board and the Committee as stockholder representatives, and that the Committee has a responsibility to select, evaluate, and where appropriate, replace the independent auditors.

To have the familiarity with the accounting and reporting principals and practices applied by the Company in preparing its financial statements.

To meet separately with management and the independent auditors, upon completion of their audit, to review and discuss the Company's financial results for the year, as reported in the Company's financial statements, or other disclosures.

To provide a report in the Company's annual meeting proxy statement and the Company's Annual Report stating whether the Committee has complied with its responsibilities under the Charter, including whether the Committee has reviewed and discussed the Company's audited financial statements with the Company's management, whether the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K, and whether anything came to the attention of the Committee that caused the Committee to believe that the audited financial statements contain any materially misleading information or omit any material information.

To assist and interact with the independent auditors in order that they may carry out their duties in the most efficient and cost effective manner.

To evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information.

To review the Company's balance sheet, profit and loss statements and statements of cash flows and stockholders= equity for each interim, and any changes in accounting policy that have occurred during the interim period prior to filing its interim quarterly report.

To consult with the independent auditors and discuss with Company Management the scope and quality of internal accounting and financial reporting controls in effect.

To disclose in the Company's annual meeting proxy statement whether the Committee has a written charter, and to file the Committee's Charter every three years in the Company's annual meeting proxy statement.

To review and update the Committee's Charter annually.

To perform such other functions and have such power as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

Meetings and Procedural Matters:

The Committee will hold at least quarterly regular meetings per year and additional meetings as the Chairman or Committee deems appropriate. The Committee will meet at such time as shall be determined by its Chairperson, or upon the request of any two of its members. The agenda of each meeting will be prepared by the Secretary of the Committee and, whenever reasonably practicable circulated to each member prior to the meeting date. The chief executive officer or chief accounting officer may attend any meeting of the Committee, except for portions of the meeting where his, her or their presence would be inappropriate, as determined by the Committee Chairman.

One-third of the members, but not less than two (2) members, will constitute a quorum. A majority of the members present at any meeting at which a quorum is present may act on behalf of the Committee. The Chairperson will preside, when present, at all meetings of the Committee. The Committee may meet by telephone or a video conference and may take action by written consent. Minuets of each meeting of the Committee shall be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairman of the Committee shall report to the Board from time to time, or whenever so requested by the Board.